Davis & Gilbert LLP

1740 Broadway
New York, New York 10019
(212) 468-4800

May 9, 2007

Solomon Technologies, Inc.
1400 L&R Industrial Boulevard
Tarpon Springs, Florida 34689

Re:	Solomon Technologies, Inc. Registration Statement on Form SB-2

Gentlemen:

We have acted as counsel to Solomon Technologies, Inc., a Delaware corporation (the “Company”) in connection with the filing of a Registration Statement on Form SB-2 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission with respect to an aggregate of 6,796,787 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), comprised of (i) 4,790,537 shares issuable upon the conversion or redemption of Variable Rate Self-Liquidating Senior Secured Convertible Debentures due March 18, 2008 (the “Debentures”), and in payment of interest thereon, and (ii) 2,006,250 Shares that are issuable upon exercise of certain outstanding warrants of the Company (the “Warrants”) as detailed in the Registration Statement, all of which are being offered by certain selling stockholders.

In rendering the opinion expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, records of proceedings of the Board of Directors of the Company deemed by us to be relevant to this opinion letter, the Registration Statement and such other documents, corporate records, certificates and letters of public officials, such other instruments and such legal matters as we have deemed necessary as the basis for the opinions hereinafter expressed.

For the purposes hereof, we have assumed, with your permission and without independent verification of any kind: (a) that the signatures of persons signing all documents in connection with which this opinion is rendered are genuine and authorized; (b) the legal capacity of all natural persons; (c) that all documents submitted to us as originals or duplicate originals are authentic; and (d) that all documents submitted to us as copies, whether certified or not, conform to authentic original documents. As to questions of fact relevant to this opinion, we have relied upon certificates and oral or written statements and other information of public officials, officers and representatives of the Company.

Based upon and subject to the foregoing, and such examination of law as we have deemed necessary, we are of the opinion that the Shares issuable upon conversion or redemption of the Debentures and in payment of interest on the Debentures, and the Shares issuable upon exercise of the Warrants, when issued and sold in accordance with the terms and conditions of the Debentures and Warrants and in the manner provided in the Registration Statement, will be validly issued, fully paid and non-assessable.

Davis & Gilbert LLP

Solomon Technologies, Inc.
May 9, 2007

The opinion set forth in this letter relates only to the federal laws of the United States of America and the general corporation law of the State of Delaware.

Our opinion is further subject to the following limitations, qualifications and assumptions:

(a) We have assumed that all certificates for the Shares that are issuable upon conversion or redemption of the Debentures, in payment of interest on the Debentures and upon exercise of the Warrants will, prior to their issuance, be duly executed on behalf of the Company by the Company’s transfer agent and registered by the Company’s registrar, if necessary, and conform, except as to denominations, to specimens that we have examined.

(b) This opinion letter is issued on the date hereof. Our engagement with respect to this opinion does not require and shall not be construed to constitute a continuing obligation on our part to notify or otherwise inform the addressee hereof of the amendment, repeal or other modification of the applicable laws, judicial decisions or corporate documents of the Company that served as the basis for our opinion or laws or judicial decisions hereafter enacted or rendered that impact on our opinion.

Please be advised that this law firm owns 46,296 shares of common stock and warrants to purchase 200,000 shares of common stock of the Company.

This letter is furnished by us as counsel to the Company and is solely for your benefit and may not be relied upon by any other person, firm or entity whatsoever for any purpose.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Davis & Gilbert LLP